Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2021, relating to the consolidated financial statements of Crinetics Pharmaceuticals, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

San Diego, California

March 30, 2021